EXHIBIT 4.4

BARE ESCENTUALS, INC.

SECOND AMENDMENT TO THE STOCKHOLDERS AGREEMENT

June 28, 2006

                Reference is made to the Stockholders Agreement (the “Stockholders Agreement”), dated as of June 10, 2004, by and between Bare Escentuals, Inc. (the “Company”) and the stockholders party thereto (the “Stockholders”), as amended on December 21, 2004.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stockholders Agreement.

                WHEREAS, the Company is preparing a Registration Statement on Form S-1 (the “Registration Statement”) for filing with the U.S. Securities and Exchange Commission in connection with a proposed initial public offering of the Company’s Common Stock (the “Offering”);

                WHEREAS, Section 3.4 of the Stockholders Agreement provides for piggyback registration rights on all public offerings, including the Company’s initial public offering, subject to a customary underwriters’ cutback provision (collectively, the “Registration Rights”);

                                WHEREAS, pursuant to Section 4.4 of the Stockholders Agreement, the Stockholders Agreement may be amended by a majority of each of the Berkshire Stockholders and the JH Stockholders with the prior written consent of the Company subject to certain conditions therein; and

                WHEREAS, the parties wish to amend Section 3.4 (Piggyback Registration) of the Stockholders Agreement to provide that such registration rights do not apply to with respect to the Company’s initial public offering.

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Company to proceed with the Offering, the undersigned Stockholders hereby agree with the Company as follows:

1.             AMENDMENT TO STOCKHOLDERS AGREEMENT

A new subsection (d) in Section 3.4 shall be inserted at the end of Section 3.4:

“(d)  Notwithstanding anything to the contrary contained in this Section 3.4, no Holder shall have any registration rights under the 1933 Act of its Registrable Securities in connection with an initial public offering of the Company on a registration statement on Form S-1.  In addition, no Holder shall have any rights to receive notice of such offering or of the filing or proposed filing of such registration statement.”

2.             MISCELLANEOUS.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Amendment.  This Amendment is being signed by each undersigned Stockholder with respect to all Registrable Securities held by the same, as a stockholder of the Company and for all other purposes.  This Amendment is irrevocable and shall be effective with respect to each of the undersigned Stockholders and all affiliates, successors, heirs, personal representatives, and assigns of the undersigned Stockholders.  Except as modified herein, the Stockholders Agreement shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned Stockholders has executed this Amendment as of the date first written above.

THE JH STOCKHOLDERS:	JH MDB INVESTORS, L.P.
	By:	JHMD Beauty GP, LLC
	Its:	General Partner

	By:	/s/ John Hansen
	Name:	John Hansen
	Title:	Manager

JH PARTNERS, LLC.

	By:	/s/ John Hansen
	Name:	John Hansen
	Title:	Manager

THE BERKSHIRE
STOCKHOLDERS:	BERKSHIRE PARTNERS LLC

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE FUND V,
LIMITED PARTNERSHIP
	By:	Fifth Berkshire Associates LLC,
its General Partner

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE FUND VI,
LIMITED PARTNERSHIP
	By:	Sixth Berkshire Associates LLC,
its General Partner

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

BERKSHIRE INVESTORS LLC

	By:	/s/ Ross M. Jones
	Name:	Ross M. Jones
	Title:	Managing Director

COMPANY:		BARE ESCENTUALS, INC.

	By:	/s/ Myles B. McCormick
Name: Myles B. McCormick
Title: Chief Financial Officer/Chief Operations Officer